                                     EXHIBIT  1

                                                  WICOR, Inc. and Subsidiaries
                                               Consolidating Statement of Income
                                                  Year Ended December 31, 1999

(Thousands of Dollars)
                                             Wisconsin    WICOR                  WICOR      Elim.
                                   WICOR,       Gas       Energy   FieldTech, Industries,   and
                                    Inc.      Company    Services     Inc.        Inc.     Reclass.  Consolidated
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
Revenues:
  Operating revenues            $        -  $  439,477  $  48,615  $  11,912  $  511,020  $    (911) $  1,010,113
  Equity in earnings of
    subsidiary companies            56,460           -          -          -           -    (56,460)            -
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
                                    56,460     439,477     48,615     11,912     511,020    (57,371)    1,010,113
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
Costs and Expenses:
  Cost of gas sold                       -     250,226     46,996          -           -          -       297,222
  Manufacturing cost of sales            -           -          -          -     357,704          -       357,704
  Operating and maintenance            375      92,238      1,426     10,738     100,424       (911)      204,290
  Depreciation and amortization          -      35,596         27        104       1,364          -        37,091
  Taxes, other than income taxes         -       7,851          -          -           1         -          7,852
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
                                       375     385,911     48,449     10,842     459,493       (911)      904,159
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
Operating Income                    56,085      53,566        166      1,070      51,527    (56,460)      105,954
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
Interest Expense                       (25)    (12,601)      (284)      (342)     (4,106)       803       (16,555)
Other Income and Expense            (2,071)      1,078         34         10         163       (803)       (1,589)
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
                                    (2,096)    (11,523)      (250)      (332)     (3,943)         -       (18,144)
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
Income Before Income Taxes          53,989      42,043        (84)       738      47,584    (56,460)       87,810
Income Taxes                           156      15,609        (28)       295      17,945          -        33,977
                                ----------- ----------- ---------- ---------- ----------- ---------- -------------
Net Income                      $   53,833  $   26,434  $     (56) $     443  $   29,639  $ (56,460) $     53,833
                                =========== =========== ========== ========== =========== ========== =============

                                        WICOR,  Inc. and Subsidiaries
                                         Consolidating Balance Sheet
                                               December 31, 1999

(Thousands of Dollars)                             Wisconsin     WICOR                  WICOR       Elim.
                                          WICOR,       Gas       Energy    FieldTech, Industries     and
Assets                                     Inc.      Company    Services      Inc.       Inc.      Reclass.   Consolidated
--------------------------------------  ---------- ----------- ----------- ---------- ---------- ----------- -------------
Current Assets:
  Cash and cash equivalents             $     374  $   11,368  $      371  $    (114) $     860  $        -  $     12,859
  Accounts receivable, less allowance
    for doubtful accounts of $13,166*         386      40,448       1,330      2,353    107,610           -       152,127
  Accounts receivable - intercompany       19,679       1,077           -          -          -     (20,756)            -
  Accrued utility revenues                      -      44,887       5,575          -          -           -        50,462
  Gas in storage                                -      40,415       2,339          -          -           -        42,754
  Manufacturing inventories                     -           -           -          -     89,963           -        89,963
  Deferred income taxes                         -      15,106           -          -      4,796           -        19,902
  Prepayments and other                        16      12,003         881        193      5,414           7        18,514
                                        ---------- ----------- ----------- ---------- ---------- ----------- -------------
                                           20,455     165,304      10,496      2,432    208,643     (20,749)      386,581
                                        ---------- ----------- ---------- ----------- ---------- ----------- -------------
Investments - Associated Companies        425,578           -          -           -          -    (425,578)           -
                                        ---------- ----------- ---------- ----------- ---------- ----------- -------------
Property, Plant and Equipment, at cost          -     865,109        230         483    162,887           -     1,028,709
Less - Accumulated Depreciation                 -     477,493        169         196     87,783           -       565,641
                                        ---------- ----------- ---------- ----------- ---------- ----------- -------------
                                                -     387,616         61         287     75,104           -       463,068
                                        ---------- ----------- ---------- ----------- ---------- ----------- -------------
Deferred Charges and Other:
  Regulatory assets                             -      51,686          -           -          -           -        51,686
  Deferred income taxes                         -           -          -           -          -           -             -
  Prepaid pensions                              -      49,661          -           -      9,172           -        58,833
  Systems development costs                     -       8,601          -           -          -           -         8,601
  Goodwill                                      -           -          -           -     93,928           -        93,928
  Other                                     2,153       9,357        207       1,109     14,400           -        27,226
                                        ---------- ----------- ---------- ----------- ---------- ----------- -------------
                                            2,153     119,305        207       1,109    117,500           -       240,274
                                        ---------- ----------- ---------- ----------- ---------- ----------- -------------
                                        $ 448,186  $  672,225  $  10,764  $    3,828  $ 401,247  $ (446,327) $  1,089,923
                                        ========== =========== ========== =========== ========== =========== =============

* Refers to consolidated information

                                         WICOR, Inc. and Subsidiaries
                              Consolidating Balance Sheet - December 31, 1999

(Thousands of Dollars)                                 Wisconsin    WICOR                  WICOR      Elim.
                                             WICOR,       Gas       Energy    FieldTech, Industries    and
Liabilities and Capitalization                Inc.      Company    Services      Inc.       Inc.     Reclass.   Consolidated
-----------------------------------------  ---------- ----------- ----------- ---------- ---------- ----------- ------------
Current Liabilities:
  Accounts payable                         $       -  $   40,208  $    5,043  $     179  $  32,828  $        -  $    78,258
  Refundable gas costs                             -      24,043           -          -          -           -       24,043
  Accounts payable - intercompany              1,077         445       6,510      3,035      9,688     (20,755)           -
  Short-term borrowings                            -      89,759           -          -     26,843           -      116,602
  Current portion of long-term debt            2,007           -           -          -      9,010           -       11,017
  Accrued payroll and benefits                     -       9,195           -          -     16,604           -       25,799
  Accrued taxes                                3,038      (1,999)          -        153      4,594           -        5,786
  Other                                        1,613       4,696         819          -     18,160           -       25,288
                                           ---------- ----------- ----------- ---------- ---------- ----------- ------------
                                               7,735     166,347      12,372      3,367    117,727     (20,755)     286,793
Deferred Credits:                          ---------- ----------- ----------- ---------- ---------- ----------- ------------
  Regulatory liabilities                           -      27,742           -          -          -           -       27,742
  Deferred income taxes                         (225)     46,409         (94)      (120)     9,680           -       55,650
  Unamortized investment tax credit                -       5,909           -          -          -           -        5,909
  Environmental remediation costs                  -       2,110           -          -      1,262           -        3,372
  Postretirement benefit obligation                -      38,690           -          -     15,174           -       53,864
  Other                                        1,181      11,216         147          1      4,938           -       17,483
                                           ---------- ----------- ----------- ---------- ---------- ----------- ------------
                                                 956     132,076          53       (119)    31,054           -      164,020
Capitalization:                            ---------- ----------- ----------- ---------- ---------- ----------- ------------
  Long-term debt                                   -     158,244           -          -     47,200           -      205,444
  Redeemable preferred stock                       -           -           -          -          -           -            -
Common equity:
  Common stock                                37,819           9           -        600          1        (610)      37,819
  Other paid-in capital                      225,638     121,978         100          -    163,211    (285,289)     225,638
  Retained earnings                          181,376      95,107      (1,718)       (20)    48,569    (141,938)     181,376
  Unearned compensation                       (2,947)          -           -          -          -           -       (2,947)
  Accumulated other comprehensive income      (2,391)     (1,536)        (43)         -     (6,515)      2,265       (8,220)
                                           ---------- ----------- ----------- ---------- ---------- ----------- ------------
   Shareholder equity                        439,495     215,558      (1,661)       580    205,266    (425,572)     433,666
                                           ---------- ----------- ----------- ---------- ---------- ----------- ------------
                                             439,495     373,802      (1,661)       580    252,466    (425,572)     639,110
                                           ---------- ----------- ----------- ---------- ---------- ----------- ------------
                                           $ 448,186  $  672,225  $   10,764  $   3,828  $ 401,247  $ (446,327) $ 1,089,923
                                           ========== =========== =========== ========== ========== =========== ============

                                          WICOR, Inc. and Subsidiaries
                                Consolidating Statement of Retained Earnings
                                                December 31, 1999

(Thousands of Dollars)

                                               Wisconsin     WICOR                WICOR      Elim.
                                     WICOR,       Gas        Energy   FieldTech Industries    and
                                      Inc.      Company     Services     Inc.      Inc.      Reclass.  Consolidated
                                  ----------- ----------- ----------- --------- ---------- ----------- ------------
Balance - Beginning of Year       $  160,937  $   94,673  $  (1,662)  $   (463) $  27,430  $ (119,978) $   160,937
  Add:
    Net income                        53,833      26,434        (56)       443     29,639     (56,460)      53,833
                                  ----------- ----------- ----------- --------- ---------- ----------- ------------
                                     214,770     121,107     (1,718)       (20)    57,069    (176,438)     214,770
                                  ----------- ----------- ----------- --------- ---------- ----------- ------------
  Deduct:
    Common stock dividends,
      $0.89 per share*                33,394      26,000          -          -      8,500     (34,500)      33,394
                                  ----------- ----------- ---------- ---------- ---------- ----------- ------------

                                      33,394      26,000          -          -      8,500     (34,500)      33,394
                                  ----------- ----------- ---------- ---------- ---------- ----------- ------------
Balance - End of Year             $  181,376  $   95,107  $  (1,718) $     (20) $  48,569  $ (141,938) $   181,376
                                  =========== =========== ========== ========== ========== =========== =============


*  Refers to consolidated information.
